UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
______________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 23, 2016 (September 19, 2016)
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ASCENT SOLAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-32919	20-3672603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Grant Street Thornton, Colorado		80241
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (720) 872-5000
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Series J Convertible Preferred Stock Financing.

On September 19, 2016, Ascent Solar Technologies, Inc. (the “Company”) entered into a securities purchase agreement with one accredited investor for the private placement of $1,350,000 of the Company’s newly designated Series J Convertible Preferred Stock (“Series J Preferred Stock”).

At closing, the Company issued a total of 225 shares of Series J Preferred Stock to the investor in exchange for gross proceeds of $225,000. The Company will issue an additional 1,125 shares of Series J Preferred Stock in exchange for gross proceeds of $1,125,000 in five subsequent closings scheduled to occur in October and November 2016.

There are no registration rights which are applicable to the Series J Preferred Stock.

Terms of the Series J Preferred Stock

The Company has filed a Certificate of Designations of Preferences, Rights and Limitations of Series J Preferred Stock (“Certificate of Designation”) with the Secretary of State of the State of Delaware.

Rank

The Certificate of Designation provides that the Series J Preferred Stock ranks senior to the common stock with respect to dividends and rights upon liquidation.

Voting Rights

Except as otherwise required by law (or with respect to approval of certain actions), the Series J Preferred Stock will not have voting rights.

Dividends

Holders of the Series J Preferred Stock will be entitled to dividends in the amount of 10.00% per annum, payable when, as and if declared by the Board of Directors in its discretion.

Conversion Rights

Shares of the Series J Preferred Stock (including the amount of any accrued and unpaid dividends thereon) will be convertible at the option of the holder into common stock at a fixed conversion price of $0.015 per share.

Redemption

One year after issuance, the Company is required to redeem for cash all or any portion of the outstanding shares of the Series J Preferred Stock at a price per share equal to $1,000 plus any accrued but unpaid dividends thereon.

Liquidation Value

Upon our liquidation, dissolution or winding up, holders of Series J Preferred Stock will be entitled to be paid out of our assets, prior to the holders of our common stock, an amount equal to $1,000 per share plus any accrued but unpaid dividends thereon.

The foregoing description of the Series J securities purchase agreement is a summary and is qualified in its entirety by reference to the document, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Series J Preferred Stock is being offered and sold to an accredited investor in reliance upon exemptions from the registration requirements under Section 4(a)(2) under the Securities Act of 1933, as amended (“Securities Act”), and Rule 506 of Regulation D promulgated thereunder.

Item 3.03     Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of Outstanding Series G Convertible Preferred Stock Conversion Price

In April and May 2016, the Company issued $2.0 million of the Company’s Series G Convertible Preferred Stock (“Series G Preferred Stock”) to two accredited investors.

On July 26, 2016, these two accredited investors (the “Series G Sellers”) entered into Assignment Agreements (the “Assignment Agreements”), with another accredited investor (the “Series G Purchaser”). Under the terms of the Assignment Agreements, the Series G Sellers will sell all 2,000 outstanding shares of Series G Preferred Stock to the Series G Purchaser in a series of installments occurring during September and October 2016. The purchase price will be $1,000 per share of Series G Preferred Stock (plus the amount of any accrued and unpaid dividends thereon).

On September 21, 2016, the Company filed a Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Designations of Preferences, Rights and Limitations of Series G Preferred Stock with the Secretary of State of the State of Delaware. The Certificate of Amendment amends the conversion price at which the Series G Preferred Stock can be converted into shares of Common Stock. Shares of the Series G Preferred Stock (including the amount of any accrued and unpaid dividends thereon) previously had been convertible at the option of the holder into common stock at a fixed conversion price of $1.00 per share.

As amended, the conversion price is equal to the lowest of (i) $0.045 (the “Fixed Conversion Price”), (ii) 70% of the lowest volume weighted average price (“VWAP”) of our Common Stock for the ten consecutive trading day period prior to the conversion date or (iii) 70% of the lowest closing bid price of our Common Stock for the ten consecutive trading day period prior to the conversion date.

The other terms and conditions of the Series G Preferred Stock remain unchanged.

A copy of the Certificate of Amendment is filed as Exhibit 3.2 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description

	3.1	Series J Certificate of Designations (attached as Exhibit 2 to Exhibit 10.1 below and incorporated herein by reference)
	3.2	Certificate of Amendment to Series G Certificate of Designations
	10.1	Series J Securities Purchase Agreement dated September 19, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASCENT SOLAR TECHNOLOGIES, INC.

September 23, 2016	By:	/s/ Victor Lee
Name: Victor Lee
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Series J Certificate of Designations (attached as Exhibit 2 to Exhibit 10.1 below and incorporated herein by reference)
3.2	Certificate of Amendment to Series G Certificate of Designations
10.1	Series J Securities Purchase Agreement dated September 19, 2016